UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

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Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

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RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or other jurisdiction of incorporation)	333-189057-01 (Commission File Number)	94-2969738 (LR.S. Employer Identification No.)

11250 El Camino Real, Suite 200 San Diego, California	(858) 677-0900 (Registrants’ Telephone Number, Including Area Code)	92130 (Zip Code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter)

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ROIC	Nasdaq Global Select Market

Item 8.01       Other Events.

Retail Opportunity Investments Corp. (the “Company”) held its annual meeting of stockholders on April 24, 201 (the “2019 Annual Meeting”). At the 2019 Annual Meeting, each director nominee received a plurality of the votes cast at the meeting and was re-elected to the Board of Directors (the “Board”). As reflected in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2019, Lee S. Neibart, a member of the Board, received a greater number of “withheld” votes than “for” votes cast at the meeting for his re-election to the Board. In accordance with the Company’s majority vote policy, Mr. Neibart promptly tendered his resignation following certification of the election results.

Pursuant to the majority vote policy, the Nominating and Corporate Governance Committee (the “Committee”) of the Board met and considered Mr. Neibart’s tendered resignation and made a recommendation to the full Board whether to accept or decline the tendered resignation. Mr. Neibart did not participate in the deliberations of the Committee or of the Board. In determining whether to accept or decline Mr. Neibart’s tendered resignation, the Committee and the Board considered a number of factors relative to the best interests of the Company and its stockholders, including the following:

•	The results of stockholder outreach conducted by management leading up to the meetings of the Committee and the Board, in which stockholders expressed support for Mr. Neibart continuing to serve as a director.

•	It is the Committee and the Board’s understanding that the number of “withhold” votes received by Mr. Neibart were substantially due to a report issued by ISS Proxy Advisory Services (“ISS”) in which ISS recommended a “withhold” vote for Mr. Neibart and cited, as the sole reason for such recommendation, that Mr. Neibart did not attend at least 75% of the Board and Committee meetings held during 2018. The Committee and the Board considered the influence that the ISS recommendation had on the election results, especially since multiple US institutional investors as a matter of policy or structure follow ISS recommendations without exercising independent judgment on matters presented to stockholders.

•	The depth of Mr. Neibart’s truly outstanding experience and knowledge in the real estate industry; the importance of this expertise to the Board, the Company and its stockholders; and the difficulty of replacing Mr. Neibart’s experience and expertise on the Board, the audit committee and the investment committee.

•	The reasons for Mr. Neibart’s absence from meetings in 2018, which the Committee and the Board found to be acceptable, and his follow-up with other Board members and Company management following the meetings for which he was absent.

•	Mr. Neibart’s historical record of attendance of Board and committee meetings. In each year prior to 2018, Mr. Neibart has attended at least 75% of the Board meetings and committee meetings for each committee on which he served.

•	The significant time commitment that Mr. Neibart has made to the Board, and the support that Mr. Neibart provides to Company management, outside of formal Board meetings. Mr. Neibart’s proximity to the Company’s headquarters in San Diego allows him to meet and consult with the Company’s Chief Executive Officer several times during the course of each year regarding financial, strategic and other issues of importance to the Company.

After consideration and discussion of all of these factors, the Committee and the Board determined that the resignation of Mr. Neibart would be detrimental to the best interests of the Company and its stockholders. The Committee unanimously recommended, and the Board unanimously voted on May 29, 2019, to decline Mr. Neibart’s offer of resignation. Mr. Neibart will continue to serve as a director until the Company’s 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2019	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: June 4, 2019	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

	By:	RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer